Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

March 25, 2016

CareTrust REIT, Inc.

905 Calle Amanecer, Suite 300

San Clemente, CA 92673

Re:	Offering of Common Stock

Ladies and Gentlemen:

We have acted as special Maryland counsel to CareTrust REIT, Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of the Company on Form S-3 (Registration No. 333-208925), and any amendments through the date hereof (the “Registration Statement”), filed on January 8, 2016 with the Securities and Exchange Commission (the “Commission”), and declared effective by the Commission on January 25, 2016, including the base prospectus included therein at the time the Registration Statement was declared effective (the “Base Prospectus”), the preliminary prospectus supplement, dated March 21, 2016, and filed by the Company with the Commission on March 21, 2016 pursuant to Rule 424(b)(5) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”), and the final prospectus supplement, dated March 21, 2016, and filed by the Company with the Commission on March 23, 2016 pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”), of the offering by the Company of (i) an aggregate of 8,500,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) an additional 1,275,000 shares of Common Stock (the “Optional Shares,” and together with the Firm Shares, the “Shares”) pursuant to the overallotment option described in an Underwriting Agreement, dated as of March 21, 2016 (the “Underwriting Agreement”), by and among the Company and CTR Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and BMO Capital Markets Corp. (collectively, the “Representatives”), as representatives of the several underwriters named on Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), on the other hand. This opinion is being provided at your request in connection with the filing by the Company with the Commission of a Current Report on Form 8-K on the date hereof (the “Form 8-K”), and supplements our opinion, dated January 8, 2016, previously filed as Exhibit 5.2 to the Registration Statement. Capitalized terms used but not defined herein shall have the meanings specified in the Underwriting Agreement.

In rendering the opinion expressed herein, we have reviewed the following documents (the “Documents”):

(a) the charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”);

CareTrust REIT, Inc.

March 25, 2016

(b) the bylaws of the Company (the “Bylaws”), as in effect on the date hereof, as certified by an officer of the Company;

(c) the Underwriting Agreement;

(d) the Registration Statement;

(e) the Preliminary Prospectus;

(f) the Prospectus;

(g) resolutions of the Board of Directors of the Company and a committee thereof relating to the authorization and issuance of the Shares and the authorization of the Underwriting Agreement and the transactions contemplated thereby, certified by an officer of the Company;

(h) a certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

(i) a certificate executed by an officer of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters; and

(j) such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed the following: (a) each of the parties to the Documents (other than the Company) has duly and validly executed and delivered each of the Documents and each instrument, agreement, and other document executed in connection with the Documents to which such party is a signatory, and each such party’s (other than the Company’s) obligations set forth in the Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to certain factual matters, we have relied on the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

Based upon and subject to the foregoing and having regard for such legal considerations we deem relevant, we are of the opinion that, as of the date hereof, the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

CareTrust REIT, Inc.

March 25, 2016

The opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

(a) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. We note that the Underwriting Agreement is to be construed under the laws of the State of New York.

(b) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(c) We express no opinion as to compliance with the securities (or “blue sky”) laws, broker licensing laws, real estate syndication laws, mortgage lending laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

(d) We assume that the issuance of the Shares by the Company will not cause any person to violate any of the provisions of the Charter relating to ownership limitations, and that the Company will not issue any shares of capital stock other than the Shares.

(e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent (i) to the filing of this opinion with the Commission as Exhibit 5.1 to the Form 8-K and to the Registration Statement and (ii) to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA PIPER LLP (US)

DLA PIPER LLP (US)